Exhibit 10.6.21

KEY ENERGY SERVICES, INC.
AMENDED AND RESTATED
2019 EQUITY AND CASH INCENTIVE PLAN
ARTICLE 1
PURPOSE; ELIGIBILITY
Section 1.01.    General Purpose. The name of this plan is the Key Energy Services, Inc. Amended and Restated 2019 Equity and Cash Incentive Plan (this “Plan”), and amends and restates the Key Energy Services, Inc. 2019 Equity and Cash Incentive Plan effective as of March 10, 2020 (the “Amendment and Restatement Date”). The purpose of this Plan is to enable Key Energy Services, Inc., a Delaware corporation (the “Company”), and any Affiliate to obtain and retain the services of Employees, Consultants and Directors who will contribute to the Company’s long range success and to provide incentives that are linked directly to increases in share value which will inure to the benefit of all stockholders of the Company.
Section 1.02.    Prior Plan. This Plan replaces the Company’s 2016 Equity and Cash Incentive Plan (the “2016 Plan”) for Awards granted as of, on or after the Effective Date, including, for the avoidance of doubt any awards granted contingent on shareholder approval of the Plan. Awards may not be granted under the 2016 Plan beginning on the Effective Date, but the Plan will not affect the terms or conditions of any award made under the 2016 Plan or any predecessor plan before the Effective Date.
(a)    Eligible Award Recipients. The persons eligible to receive Awards are Employees, Consultants and Directors of the Company and its Affiliates.
(b)    Available Awards. Awards may be made under the Plan in the form of cash-based or stock-based Awards. Available stock-based Awards include the following: (a) Incentive Stock Options, (b) Nonstatutory Stock Options, (c) Restricted Awards, (d) Stock Appreciation Rights and (e) Other Stock-Based Awards.
ARTICLE 2
DEFINITIONS
Section 2.01.    “Administrator” means the Board or the Committee appointed by the Board in accordance with Section 3.05.
Section 2.02.    “Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.
Section 2.03.    “Award” means any right granted under this Plan, including a cash-based award, an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Award, a Stock Appreciation Right, or an Other Stock-Based Award.

Section 2.04.    “Award Agreement” means an agreement (whether in paper or electronic medium, including email or the posting on a web site maintained by the Company or a third party under contract with the Company) between the Company and a holder of an Award evidencing the terms and conditions of an individual Award grant. Each Award Agreement shall be subject to the terms and conditions of this Plan.
Section 2.05.    “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” shall be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
Section 2.06.    “Board” means the Board of Directors of the Company.
Section 2.07.    “Cause” means, unless otherwise defined in an Award Agreement, (a) with respect to any Participant who is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of “cause”, as defined therein and (a) with respect to all other Participants, any of the following: (i) gross negligence in the performance of Participant’s duties, (i) willful failure to perform Participant’s duties (other than such failure resulting from the Participant’s incapacity due to physical or mental illness) that the Participant fails to remedy to the reasonable satisfaction of the Company within thirty (30) days after written notice is delivered by the Company to the Participant that sets forth the basis of the Participant’s failure to perform his or her duties, (i) willful engagement in conduct which is, or can reasonably be expected to be, materially injurious to the Company or its subsidiaries (monetarily or otherwise), or (i) conviction of, or plea of guilty or no contest to, a misdemeanor involving moral turpitude or any felony. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause for purposes of this Plan.
Section 2.08.    “Change in Control” means, unless otherwise defined in an Award Agreement:
(a)    except as provided below, the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction or event (a “Business Combination”) involving the Company, unless immediately following such Business Combination: (i) the holders of the Company’s voting securities immediately prior to the Business Combination hold at least 50% of the total voting power of (y) the entity resulting from such Business Combination (the “Surviving Entity”) or (z) if applicable, the parent company that directly or indirectly has beneficial ownership of at least 95% of the voting power, and (i) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(b)    the consummation of a sale of all or substantially all of the Company’s assets; or
(c)    the stockholders of the Company approve a plan of complete dissolution or liquidation of the Company.
Notwithstanding the foregoing, a “Change of Control” shall not include any Chapter 11 bankruptcy proceeding (a “Bankruptcy Plan”); and provided, further, none of (A) the facts or circumstances giving rise to the commencement of, or occurring in connection with, any case filed for the Company or its debtor affiliates under Chapter 11 of the bankruptcy code, (B) the issuance of shares of common stock of the Company reorganized pursuant to a Bankruptcy Plan, or (C) implementation or consummation of any other transaction pursuant to a Bankruptcy Plan shall constitute a “Change of Control”. Notwithstanding the occurrence of any of the foregoing events described above which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a Change in Control. Such determination shall be effective only if it is made by the Board prior to the occurrence of an event that otherwise would be or likely would lead to a Change in Control; or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably would lead to a Change in Control.
Notwithstanding anything herein to the contrary, and only to the extent that an Award is subject to Section 409A of the Code and payment of the Award pursuant to the application of the definition of “Change in Control” above would cause such Award not to otherwise comply with to Section 409A of the Code, payment of an Award may occur upon a “Change in Control” only to the extent that the event constitutes a “change in the ownership or effective control” of the Company or a “change in the ownership of a substantial portion of the assets” of the Company under Section 409A of the Code and the applicable Internal Revenue Service and Treasury Department regulations thereunder.
Section 2.09.    “Change in Control Value” means, with respect to a Change in Control, (i) the per share price offered to stockholders of the Company in any merger, consolidation, reorganization, sale of assets or dissolution transaction, (i) the price per share offered to stockholders of the Company in any tender offer, exchange offer or sale or other disposition of outstanding voting stock of the Company, or (i) if such Change in Control occurs other than as described in clause (i) or clause (ii), the Fair Market Value per share of the shares into which Awards are exercisable, as determined by the Administrator, whichever is applicable. In the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Administrator shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.
Section 2.10.    “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time, and any guidance and/or regulations promulgated thereunder.

Section 2.11.    “Committee” means a committee of one or more members of the Board appointed by the Board to administer this Plan in accordance with Section 3.05.
Section 2.12.    “Common Stock” means the common stock, $0.01 par value per share, of the Company.
Section 2.13.    “Company” has the meaning set forth in Section 1.01.
Section 2.14.    “Consultant” means any person, including an advisor (a) engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services or who provides bona fide services to the Company or an Affiliate pursuant to a written agreement or (a) who is a member of the Board of Directors of an Affiliate; provided that, except as otherwise permitted in Section 5.03 hereof, such person is a natural person and such services are not in connection with the offer or sale of securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.
Section 2.15.    “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. The Participant’s Continuous Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or a Director will not constitute an interruption of Continuous Service. The Administrator or its delegate, in its sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal or family leave of absence. Notwithstanding anything herein to the contrary, if an Optionholder who was granted an Incentive Stock Option exercises such Option on a date that is more than three (3) months after the last date on which the Optionholder was an Employee, such Option shall be treated as a Nonstatutory Stock Option, to the extent required by Section 424 of the Code.
Section 2.16.    “Date of Grant” means the date on which the Administrator adopts a resolution, or takes other appropriate action, expressly granting an Award to a Participant that specifies the key terms and conditions of the Award and from which the Participant begins to benefit from or be adversely affected by subsequent changes in the Fair Market Value of the Common Stock or, if a later date is set forth in such resolution, then such date as is set forth in such resolution.
Section 2.17.    “Detrimental Activity” means: (a) any violation of the terms of any written agreement (including an Award Agreement, employment agreement or other agreement) with the Company or any of its Affiliates relating to covenants with respect to non-disclosure, confidentiality, intellectual property, work product, inventions assignment, privacy, exclusivity, non-competition, non-solicitation or non-disparagement; (a) breach of the Company’s Code of Business Conduct; (a) activity that is discovered to be grounds for or results in termination of the Participant’s employment or consulting engagement for Cause; (a) the conviction of, or guilty plea entered by, the Participant for any felony or a crime involving moral turpitude whether or not connected with the Company or its Affiliates; or (a) the commission of any other act involving willful malfeasance or material fiduciary breach with respect to the Company or any of its Affiliates.
Section 2.18.    “Director” means a member of the Board.
Section 2.19.    “Disability” means that the Participant is unable to engage in any activity by reason of any medically determinable physical or mental impairment; provided, however, for purposes of determining the term of an Incentive Stock Option pursuant to Section 6.06(b) hereof, the term Disability shall have the meaning ascribed to it under Section 22(e)(3) of the Code. The Administrator may establish another definition of Disability for purposes of particular Award Agreements, including as required to comply with Section 409A of the Code, if applicable. The determination of whether an individual has a Disability shall be determined under procedures established by the Administrator. Except in situations where the Administrator is determining Disability for purposes of the term of an Incentive Stock Option pursuant to Section 6.06(b) hereof within the meaning of Section 22(e)(3) of the Code, the Administrator may rely on any determination that a Participant is disabled for purposes of benefits under any long-term disability plan maintained by the Company or any Affiliate in which a Participant participates.
Section 2.20.    “Dividend Equivalents” has the meaning set forth in Section 7.02(b).
Section 2.21.    “Effective Date” means May 1, 2019.
Section 2.22.    “Employee” means any person employed by the Company or an Affiliate as an employee. Mere service as a Director or payment of a director’s fee by the Company or an Affiliate shall not be sufficient to constitute “employment” by the Company or an Affiliate.
Section 2.23.    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
Section 2.24.    “Fair Market Value” means, as of any date, the value of the Common Stock as determined by such methods or procedures as shall be established from time to time by the Administrator. If the Administrator does not establish other methods or procedures, Fair Market Value shall be determined as set forth below. The Fair Market Value on any date on which the Company’s shares of Common Stock are registered under Section 12 of the Exchange Act and listed on the New York Stock Exchange shall be the closing price of a share of Common Stock on the New York Stock Exchange on such date. In the event that Fair Market Value is to be determined as of a date on which the New York Stock Exchange is closed, Fair Market Value shall be determined (a) for purposes of establishing the exercise price of Options and SARs or calculating a payment (whether in cash, Common Stock or otherwise) to a Participant, using the closing price of a share of Common Stock on the immediately preceding trading day; and (a) for purposes of calculating income recognized, amount of tax withholdings or for a similar purpose, using the average of the closing price of a share of Common Stock on the immediately preceding trading day and the opening price of a share of Common Stock on the immediately following trading day. If the Common Stock is admitted to quotation on the over the counter market or any interdealer quotation system, the Fair Market Value on any given date shall not be less than the average of the highest bid and lowest asked prices of the Common Stock reported for such date or, if no bid and asked prices were reported for such date, for the last day preceding such date for which such prices were reported. In the absence of an established market for the Common Stock, the Fair Market Value determined in good faith by the Administrator and such determination shall be conclusive and binding on all persons. Notwithstanding anything herein to the contrary, for purposes of establishing the exercise price of Options and SARs, the determination of Fair Market Value in all cases shall be in accordance with Section 409A of the Code and the regulations thereunder.
Section 2.25.    “Form S-8” has the meaning set forth in Section 5.03.
Section 2.26.    “Free Standing Rights” has the meaning set forth in Section 8.01.
Section 2.27.    “Good Reason” means, unless otherwise defined in an Award Agreement, (a) with respect to any Participant who is a party to an employment or service agreement with the Company or its Affiliates and such agreement provides for a definition of Good Reason, as defined therein and (a) with respect to all other Participants, any of the following: (i) a material diminution in the Participant’s base salary (except in conjunction with an across-the-board base salary reduction that affects similarly situated employees of the Company) from that in effect immediately prior to the date a Change of Control occurs, (i) a move of more than fifty (50) miles in the geographic location at which the Participant must perform services from the location at which the Participant was required to perform services immediately prior to the date a Change of Control occurs, or (i) any other action or inaction by the Company that constitutes a material breach of the Plan or the applicable Award Agreement within one (1) year following a Change of Control. In order for a termination to be considered for Good Reason, (A) the event giving rise to Good Reason must have occurred without the Participant’s consent, (A) the Participant must provide notice to the Company of the existence of one of the above events within thirty (30) days of the initial existence of such condition, (A) the Company must be provided thirty (30) days from the date of the Participant’s notice to remedy that condition (the “Cure Period”), and (D) the condition must not have been remedied by the Company during the Cure Period.
Section 2.28.    “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.
Section 2.29.    “Incumbent Directors” means an individual who is a member of the Board as of the Effective Date or who becomes a member of the Board subsequent to the Effective Date and whose election or nomination for election is approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the Company proxy statement in which such person is named as a nominee for director, without written objection to such nomination); provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or publicly threatened election contest with respect to directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director.
Section 2.30.    “Non-Employee Director” means a Director who is a “non-employee director” within the meaning of Rule 16b-3.
Section 2.31.    “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.
Section 2.32.    “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.
Section 2.33.    “Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to this Plan.
Section 2.34.    “Option Agreement” means an Award Agreement (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company) between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of this Plan and need not be identical.
Section 2.35.    “Optionholder” means a person to whom an Option is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Option.
Section 2.36.    “Other Stock-Based Awards” has the meaning set forth in Article 9.
Section 2.37.    “Participant” means a person to whom an Award is granted pursuant to this Plan or, if applicable, such other person who holds an outstanding Award.
Section 2.38.    “Performance Criteria” means the criterion or criteria that the Administrator shall select for purposes of establishing the Performance Goal(s) for a Performance Award. The Performance Criteria may be based on the attainment of specific levels of performance of the Company (or Affiliate, division or operational unit of the Company) and may include the following (without limitation):
(a)    net earnings or net income (before or after taxes);
(b)    basic or diluted earnings per share (before or after taxes);
(c)    net revenue or net revenue growth;

(d)    gross revenue;
(e)    gross profit or gross profit growth;
(f)    net operating profit (before or after taxes);
(g)    return measures (including return on assets, capital, invested capital, equity or sales);
(h)    cash flow (including operating cash flow, free cash flow, and cash flow return on capital);
(i)    earnings before or after taxes, interest, depreciation and/or amortization;
(j)    gross or operating margins;
(k)    productivity ratios;
(l)    share price (including growth measures and total stockholders return);
(m)    expense targets;
(n)    margins;
(o)    operating efficiency;
(p)    objective measures of customer satisfaction;
(q)    working capital targets;
(r)    measures of economic value added;
(s)    inventory control;
(t)    enterprise value;
(u)    Key Value Added (“KVA”);
(v)    safety performance; and
(w)    economic profit.
Any one or more Performance Criteria may be used on an absolute or relative basis.
Section 2.39.    “Performance Formula” means, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Award has been earned for the Performance Period.
Section 2.40.    “Performance Goals” means the one or more goals established by the Administrator for a Performance Award, which may be based upon the Performance Criteria. The Administrator is authorized at any time, in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Award in order to prevent the dilution or enlargement of the rights of Participants based on events or circumstances, including the following:
(a)    asset write-downs;
(b)    litigation or claim judgments or settlements;
(c)    the effect of changes in tax laws, accounting principles, or other laws or regulatory rules affecting reported results;
(d)    any reorganization and restructuring programs;
(e)    extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 (or any successor or pronouncement thereto) and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year;
(f)    acquisitions or divestitures;
(g)    any other specific unusual or nonrecurring events, or objectively determinable category thereof;
(h)    foreign exchange gains and losses;
(i)    a change in the Company’s fiscal year; and
(j)    changes in generally accepted accounting principles (“GAAP”).
Section 2.41.    “Performance Period” means the one or more periods of time as the Administrator may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Award.
Section 2.42.    “Plan” has the meaning set forth in Section 1.01.
Section 2.43.    “Related Rights” has the meaning set forth in Section 8.01.
Section 2.44.    “Restricted Award” means any Award granted pursuant to Section 7.01.

Section 2.45.    “Restricted Period’ has the meaning set forth in Section 7.01.
Section 2.46.    “Restricted Stock” has the meaning set forth in Section 7.01.
Section 2.47.    “Restricted Stock Units” has the meaning set forth in Section 7.01.
Section 2.48.    “Retirement” means the voluntary termination of a Participant’s Continuous Service with the Company, including any Affiliates, constituting retirement if such termination occurs on a date on which both (a) the Participant’s age is sixty (60) years or older and (a) the number of years of such Participant’s Continuous Service equals or is greater than five (5) years; or such other age, years of services or combination thereof as may be designated by the Administrator in such Participant’s Award Agreement.
Section 2.49.    “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
Section 2.50.    “SAR exercise price” has the meaning set forth in Section 8.02.
Section 2.51.    “Securities Act” means the Securities Act of 1933, as amended.
Section 2.52.    “Stock Appreciation Right” the right pursuant to an award granted under Article 8 to receive an amount equal to the excess, if any, of (a) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of stock covered by such right or such portion thereof, over (a) the aggregate SAR exercise price of such right or such portion thereof.
Section 2.53.    “Stock for Stock Exchange” has the meaning set forth in Section 6.03.
Section 2.54.    “Ten Percent Stockholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.
Section 2.55.    “Treasury Regulations” means the United States Treasury Regulations promulgated pursuant to the Code.
Section 2.56.    “Vested Unit” has the meaning set forth in Section 7.05.
ARTICLE 3
ADMINISTRATION
Section 3.01.    Administration by Board. This Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in Section 3.05.

Section 3.02.    Powers of Administrator. The Administrator shall have the power and authority to select and grant to Participants Awards pursuant to the terms of this Plan.
Section 3.03.    Specific Powers. In particular, the Administrator shall have the authority: (a) to construe, interpret and administer this Plan, reconcile any inconsistency in, correct any defect in and/or supply any omission in this Plan and any instrument or agreement relating to, or Award granted under, this Plan; (a) to promulgate, amend, and rescind rules and regulations relating to the administration of this Plan; (a) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of this Plan; (a) to the extent permissible under applicable law, including the corporate law of the state in which the Company is incorporated, to delegate its authority to one or more Officers with respect to Awards that do not involve “insiders” within the meaning of Section 16 of the Exchange Act; (a) to determine when Awards are to be granted under this Plan and, subject to Section 2.16, the applicable Date of Grant; (a) from time to time to select, subject to the limitations set forth in this Plan, those Participants to whom Awards shall be granted; (a) to determine the number of shares of Common Stock to be made subject to each Award; (a) to determine whether each Option is to be an Incentive Stock Option or a Nonstatutory Stock Option; (a) to prescribe the terms and conditions of each Award, including the exercise price and medium of payment, vesting provisions, right of repurchase provisions, and any applicable restrictive covenants, and to specify the provisions of the Award Agreement relating to such grant or sale; (a) to accelerate or otherwise modify the time or manner of vesting, or the term of any outstanding Award; provided, however, that if any such amendment impairs a Participant’s rights or increases a Participant’s obligations under his or her Award or creates or increases a Participant’s federal income tax liability with respect to an Award, such amendment shall also be subject to the Participant’s consent; (a) to determine the duration and purpose of leaves of absences which may be granted to a Participant without constituting termination of their employment for purposes of this Plan, which periods shall be no shorter than the periods generally applicable to Employees under the Company’s employment policies; (a) to make adjustments with respect to outstanding Awards that may become necessary upon a Change in Control or an event that triggers anti-dilution adjustments, in each case, consistent with Article 14; and (a) to exercise discretion to make any and all other determinations which it determines to be necessary or advisable for administration of this Plan.
Section 3.04.    Decisions Final. All decisions made by the Administrator pursuant to the provisions of this Plan shall be final and binding on the Company and the Participants, unless such decisions are determined by a court having jurisdiction to be arbitrary and capricious. All Awards shall be made conditional upon the Participant’s acknowledgement, by acceptance of the Award in writing, by electronic signature, or by other electronic means, that all decisions and determinations of the Administrator shall be final and binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under such Awards. Awards under a particular Section of this Plan need not be uniform as among the Participants.

Section 3.05.    The Committee. The Board may delegate administration of this Plan to a Committee or Committees of one or more members of the Board, and the term “Committee” shall apply to any person or persons to whom such authority has been delegated. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of this Plan, the powers theretofore possessed by the Board, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board or the Administrator shall thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of this Plan, as may be adopted from time to time by the Board.
Section 3.06.    Indemnification. In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by applicable law, the Administrator shall be indemnified by the Company against the reasonable expenses, including attorneys’ fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Administrator may be party by reason of any action taken or failure to act under or in connection with this Plan or any Award granted under this Plan, and against all amounts paid by the Administrator in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Administrator in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Administrator did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, and in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within sixty (60) days after institution of any such action, suit or proceeding, such Administrator shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.
ARTICLE 4
SHARES SUBJECT TO THIS PLAN
Section 4.01.    Share Reserve.
(a)    Following the Amendment and Restatement Date, and subject to adjustment in accordance with Article 14, the total number of shares of Common Stock that shall be available for the grant of Awards under this Plan shall be 1,239,775 shares of Common Stock. For purposes of the limitation described above, any Common Stock subject to an Award under this Plan that is granted following the Amendment and Restatement Date, which terminates by expiration, forfeiture, cancellation, or otherwise without the issuance of such shares of Common Stock, is settled in cash, or is exchanged with the Administrator’s permission, prior to the issuance of shares of Common Stock, for an Award not involving shares of Common Stock, shall be available again for grant under this Plan. Stock available for distribution under this Plan shall be authorized and unissued shares or shares reacquired by the Company in any manner.

(b)    Notwithstanding the foregoing, in addition to the 1,239,775 shares of Common Stock available for issuance under Section 4.01(a), an additional number of shares of Common Stock necessary to satisfy obligations with respect to outstanding Awards that were granted under this Plan or the 2016 Plan prior to the Amendment and Restatement Date (collectively, “Existing Awards”) shall be available for issuance, but solely for purposes of satisfying such obligations. Notwithstanding anything herein to the contrary, to the extent that any Existing Award is terminated by expiration, forfeiture, cancellation or otherwise, any shares of Common Stock subject to such Award shall not again be available for issuance under this Plan.
Section 4.02.    Share Counting. Notwithstanding anything to the contrary contained herein: (i) shares of Common Stock surrendered or withheld in payment of the exercise price of an Option shall count against the aggregate plan limit described above; (ii) shares of Common Stock withheld by the Company to satisfy any tax withholding obligation shall count against the aggregate plan limit described above and (iii) the full number of Stock Appreciation Rights granted that are to be settled by the issuance of shares of Common Stock shall be counted against the aggregate plan limit described above, regardless of the number of shares of Common Stock actually issued upon settlement of such Stock Appreciation Rights. Following the Amendment and Restatement Date, an aggregate of 80,665 shares reserved for issuance under this Plan under Section 4.01(a) above may be used for Incentive Stock Options. No fractional shares of Common Stock may be issued. For the avoidance of doubt, if shares of Common Stock are repurchased by the Company on the open market with the proceeds of the exercise price of Options, such shares may not again be made available for issuance under this Plan. Shares of Common Stock subject to awards that are assumed, converted or substituted under the Plan as a result of the Company’s acquisition of another company (including by way of merger, combination or similar transaction) (“Acquisition Awards”) will not count against the number of shares that may be granted under the Plan. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and do not reduce the maximum number of shares available for grant under the Plan, subject to applicable stock exchange requirements.
Section 4.03.    Notwithstanding anything herein to the contrary, up to five percent (5%) of the shares of Common Stock initially authorized for issuance under this Plan may be granted as Awards free of the limitations on vesting set forth herein.
Section 4.04.    Minimum Vesting Period. (a) Award Agreements for Performance Awards, Options, Stock Appreciation Rights, Restricted Stock and Restricted Stock Units and Other Stock-Based Awards granted hereunder shall provide that such Awards shall be subject to a one (1) year minimum vesting schedule; provided that, in each case, the Award Agreement may provide that such Award may vest on an accelerated basis in the event of a Participant’s death, Disability, Retirement or involuntary termination without Cause, or in the event of a Change in Control.

ARTICLE 5
ELIGIBILITY
Section 5.01.    Eligibility for Specific Awards. Incentive Stock Options may be granted only to Employees. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants.
Section 5.02.    Ten Percent Stockholders. A Ten Percent Stockholder shall not be granted an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the Date of Grant and the Option is not exercisable after the expiration of five (5) years after the Date of Grant.
Section 5.03.    Consultants. A Consultant shall not be eligible for the grant of an Award if, at the time of grant, a Form S-8 Registration Statement under the Securities Act (“Form S-8”) is not available to register either the offer or the sale of the Company’s securities to such Consultant because of the nature of the services that the Consultant is providing to the Company (i.e., capital raising), or because the Consultant is not a natural person, or as otherwise provided by the rules governing the use of Form S-8, unless the Company determines both (a) that such grant (i) shall be registered in another manner under the Securities Act (e.g., on a Form S-3 Registration Statement) or (ii) does not require registration under the Securities Act in order to comply with the requirements of the Securities Act, if applicable, and (b) that such grant complies with the securities laws of all other relevant jurisdictions.
Section 5.04.    Directors. Subject to Section 5.01, each Director shall be eligible to receive discretionary grants of Awards under this Plan.
Section 5.05.    Limitation of Non-Employee Director Awards. In order to retain and compensate Directors for their services, and to strengthen the alignment of their interests with those of the Company’s shareholders, the Plan permits the grant of cash-based and stock-based Awards to Directors. Aggregate cash-based and stock-based Awards to any one Non-Employee Director in respect of any calendar year, solely with respect to his or her service as a Director, may not exceed $500,000 based on the aggregate value of cash-based Awards and the Fair Market Value of stock-based Awards, in each case determined as of the Date of Grant.

ARTICLE 6
OPTIONS
Each Option shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If for any reason an Option designated as an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonstatutory Option appropriately granted under this Plan. Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if an Option designated as an Incentive Stock Option fails to qualify as such at any time. The provisions of separate Options need not be identical, but each Option shall address (through incorporation of provisions hereof by reference in the Option or otherwise) the topic of each of the following provisions:
Section 6.01.    Term. Subject to the provisions of Section 5.02 regarding Ten Percent Stockholders, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.
Section 6.02.    Exercise Price.
(a)    Incentive Stock Options. Subject to the provisions of Section 5.02 regarding Ten Percent Stockholders, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.
(b)    Nonstatutory Stock Options. The exercise price of each Nonstatutory Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 409A of the Code.
Section 6.03.    Consideration. The exercise price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (a) in cash or by certified or bank check at the time the Option is exercised or, (a) in the discretion of the Administrator, upon such terms as the Administrator shall approve, as follows: (i) by delivery to the Company of other Common Stock, duly endorsed for transfer to the Company, with a Fair Market Value on the date of delivery equal to the exercise price (or portion thereof) due for the number of shares being acquired, or by means of attestation whereby the Participant identifies for delivery specific shares of Common Stock that have a Fair Market Value on the date of attestation equal to the exercise price (or portion thereof) and receives a number of shares of Common Stock equal to the difference between the number of shares thereby purchased and the number of identified attestation shares of Common Stock (a “Stock for Stock Exchange”) (ii) a “cashless” exercise program established with a broker; (iii) by reduction in the number of shares of Common Stock otherwise deliverable upon exercise of such Option with a Fair Market Value equal to the aggregate exercise price at the time of exercise; or (iv) in any other form of legal consideration that may be acceptable to the Administrator. Unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery (or attestation) to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held such period of time as is required to avoid a charge to earnings for financial accounting purposes. Notwithstanding the foregoing, during any period for which the Common Stock is publicly traded (i.e., the Common Stock is listed on any established stock exchange or a national market system), an exercise by a Director or Officer that involves or may involve a direct or indirect extension of credit or arrangement of an extension of credit by the Company, directly or indirectly, in violation of Section 402(a) of the Sarbanes- Oxley Act (codified as Section 13(k) of the Exchange Act) shall be prohibited with respect to any Award under this Plan.
Section 6.04.    Transferability of an Option. An Option (including an Incentive Stock Option or a Nonstatutory Stock Option) shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Optionholder only by the Optionholder. For the avoidance of doubt, an Option may not be transferred in a divorce. Notwithstanding the foregoing, the Optionholder may, pursuant to Section 17.12, designate a beneficiary who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.
Section 6.05.    Vesting Generally. The Option may, but need not, vest and therefore become exercisable in periodic installments that may, but need not, be equal. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on Performance Goals or other criteria) as the Administrator may deem appropriate. The vesting provisions of individual Options may vary. No Option may be exercised for a fraction of a share of Common Stock.
Section 6.06.    Termination of Continuous Service.
(a)    Generally. Unless otherwise provided in an Option Agreement or in an employment or consulting agreement, in the event an Optionholder’s Continuous Service terminates (other than upon the Optionholder’s death, Disability or Retirement or termination by the Company for Cause), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Optionholder’s Continuous Service, or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified in the preceding sentence, the Option shall terminate. Unless otherwise provided in an Option Agreement or in an employment or consulting agreement, outstanding Options that are not exercisable at the time an Optionholder’s Continuous Service terminates for any reason other than for Cause (including an Optionholder’s death, Disability or Retirement) shall be forfeited and expire at the close of business on the date of such termination. Unless otherwise provided in an Option Agreement or in an employment or consulting agreement, if the Optionholder’s Continuous Service terminates for Cause, all outstanding Options (whether or not vested) shall be forfeited and shall expire as of the beginning of business on the date of such termination for Cause.
(b)    Disability and Retirement. Unless otherwise provided in an Option Agreement, in the event that an Optionholder’s Continuous Service terminates as a result of the Optionholder’s Disability or Retirement, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein, the Option shall terminate.
(c)    Death. Unless otherwise provided in an Option Agreement, in the event an Optionholder’s Continuous Service terminates as a result of the Optionholder’s death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder’s beneficiary (as determined under Section 17.12), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
Section 6.07.    Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.
Section 6.08.    No Dividends or Dividend Equivalents. Options granted hereunder shall not be eligible to receive or be credited with dividends or Dividend Equivalents.
ARTICLE 7
RESTRICTED AWARDS
Section 7.01.    General. A Restricted Award (“Restricted Award”) is an Award of actual shares of Common Stock (“Restricted Stock”) or hypothetical Common Stock units

(“Restricted Stock Units”) having a value equal to the fair Market Value of an identical number of shares of Common Stock, which shall provide that such Restricted Award may not be sold, assigned, transferred or otherwise disposed of, pledged or hypothecated as collateral for a loan or as security for the performance of any obligation or for any other purpose for such period (the “Restricted Period”).
Section 7.02.    Restricted Stock and Restricted Stock Units.
(a)    Each Participant granted Restricted Stock shall execute and deliver to the Company an Award Agreement with respect to the Restricted Stock setting forth the restrictions and other terms and conditions applicable to such Restricted Stock. If the Administrator determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Administrator may require the Participant to additionally execute and deliver to the Company (A) an escrow agreement satisfactory to the Administrator, if applicable and (B) the appropriate blank stock power with respect to the Restricted Stock covered by such agreement. If a Participant should fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and stock power, within a reasonable period of time following the Date of Grant, the Award shall be null and void. Subject to the restrictions set forth in the Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including the right to vote such Restricted Stock and to receive cash dividends and stock dividends with respect to the Restricted Stock. Unless otherwise set forth in the applicable Award Agreement, any such cash dividends and stock dividends shall be withheld by the Company for the Participant’s account and shall be distributed to the Participant, at the discretion of the Administrator, in cash or in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, if applicable, upon the release of restrictions on the applicable share of Restricted Stock and, if such share is forfeited, the Participant shall have no right to such dividends. Any right to receive dividends with respect to Restricted Stock shall vest only if and to the extent that the underlying Restricted Stock vests.
(b)    The terms and conditions of a grant of Restricted Stock Units shall be reflected in an Award Agreement. No shares of Common Stock shall be issued at the time a Restricted Stock Unit is granted, and the Company will not be required to set aside a fund for the payment of any such Award. At the discretion of the Administrator, each Restricted Stock Unit (representing one (1) share of Common Stock) may be credited with cash and stock dividends paid by the Company in respect of one share of Common Stock (“Dividend Equivalents”). Dividend Equivalents credited to a Participant’s account and attributable to any particular Restricted Stock Unit (and earnings thereon, if applicable) shall be distributed, at the discretion of the Administrator, in cash or in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant only upon settlement of such Restricted Stock Unit. Any right to receive Dividend Equivalents with respect to Restricted Stock Units shall vest only if and to the extent that the underlying Restricted Stock Unit vests.

Section 7.03.    Restrictions.
(a)    Restricted Stock awarded to a Participant shall be subject to the following restrictions until the expiration of the Restricted Period, and to such other terms and conditions (including satisfaction of any applicable Performance Goals) as may be set forth in the applicable Award Agreement: (A) if an escrow arrangement is used, the Participant shall not be entitled to delivery of the stock certificate; (B) the shares shall be subject to the restrictions on transferability set forth in the Award Agreement; (C) the shares shall be subject to forfeiture until the expiration of the applicable Restricted Period, and satisfaction of any applicable vesting and/or Performance Goals during such period, to the extent provided in the applicable Award Agreement; and (D) to the extent such shares are forfeited, the stock certificates shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect to such shares shall terminate without further obligation on the part of the Company.
(b)    Restricted Stock Units awarded to any Participant shall be subject to (A) forfeiture until the expiration of the applicable Restricted Period, and satisfaction of any applicable vesting and/or Performance Goals during such period, to the extent provided in the applicable Award Agreement, and to the extent such Restricted Stock Units are forfeited, all rights of the Participant to such Restricted Stock Units shall terminate without further obligation on the part of the Company and (B) such other terms and conditions as may be set forth in the applicable Award Agreement.
(c)    The Administrator shall have the authority to remove any or all of the restrictions on the Restricted Stock and Restricted Stock Units whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the date of the Restricted Stock or Restricted Stock Units are granted, such action is appropriate.
Section 7.04.    Restricted Period. With respect to Restricted Stock and Restricted Stock Units, the Restricted Period shall commence on the Date of Grant and end at the time or times set forth on a schedule established by the Administrator in the applicable Award Agreement.
Section 7.05.    Delivery of Restricted Stock and Settlement of Restricted Stock Units. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in Section 7.03 and the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his or her beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (to the nearest full share) and any cash dividends or stock dividends credited to the Participant’s account with respect to such Restricted Stock. Upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, or at such other payment date as may be specified in the applicable Award Agreement, the Company shall deliver to the Participant, or his or her beneficiary, one (1) share of

Common Stock for each such outstanding Restricted Stock Unit (“Vested Unit”). At such time, the Company shall also deliver to the Participant, or his or her beneficiary, the value of any Dividend Equivalents credited with respect to each such Vested Unit in accordance with Section 7.02(b) hereof in cash, shares of Common Stock having a Fair Market Value equal to such Dividend Equivalents or part cash and part Common Stock.
Section 7.06.    Stock Restrictions. Each certificate representing Restricted Stock awarded under this Plan shall bear a legend in the form the Company deems appropriate.
ARTICLE 8
STOCK APPRECIATION RIGHT
Section 8.01.    General Stock Appreciation Rights may be granted either alone (“Free Standing Rights”) or, provided the requirements of Section 8.02 are satisfied, in tandem with all or part of any Option granted under this Plan (“Related Rights”). In the case of a Nonstatutory Stock Option, Related Rights may be granted either at or after the time of the grant of such Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.
Section 8.02.    Grant Requirements. A Stock Appreciation Right may only be granted if the Stock Appreciation Right does not provide for the deferral of compensation within the meaning of Section 409A of the Code. A Stock Appreciation Right does not provide for a deferral of compensation if: (a) the value of the Common Stock the excess over which the right provides for payment upon exercise (the “SAR exercise price”) may never be less them the Fair Market Value of the underlying Common Stock on the date the right is granted; (a) the compensation payable under the Stock Appreciation Right can never be greater than the difference between the SAR exercise price and the Fair Market Value of the Common Stock on the date the Stock Appreciation Right is exercised; (a) the number of shares of Common Stock subject to the Stock Appreciation Right must be fixed on the Date of Grant of the Stock Appreciation Right; and (a) the right does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the right.
Section 8.03.    Exercise and Payment. Upon exercise thereof, the holder of a Stock Appreciation Right shall be entitled to receive from the Company an amount equal to the product of (a) the excess of the Fair Market Value, on the date of such exercise, of one (1) share of Common Stock over the SAR exercise price per share specified in the Award Agreement for such Stock Appreciation Right or its related Option, multiplied by (a) the number of shares for which such Stock Appreciation Right shall be exercised. Payment with respect to the exercise of a Stock Appreciation Right shall be paid on the date of exercise and may be made in the form of shares of Common Stock (with or without restrictions as to substantial risk of forfeiture and transferability, as determined by the Administrator in its sole discretion), cash or a combination thereof, as determined by the Administrator. Notwithstanding the foregoing, if, on the last day of the applicable exercise period, the Fair Market Value of the Common Stock exceeds the SAR exercise price and the Participant has not exercised the Stock Appreciation Right or the corresponding Option (if applicable), to the extent vested and exercisable, such Stock Appreciation Right shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.
Section 8.04.    Exercise Price. The exercise price of a Free Standing Right shall be determined by the Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value of one (1) share of Common Stock on the Date of Grant of such Stock Appreciation Right. A Related Right granted simultaneously with or subsequent to the grant of an Option and in conjunction therewith or in the alternative thereto shall have the same exercise price as the related Option, shall be transferable only upon the same terms and conditions as the related Option, and shall be exercisable only to the same extent as the related Option; provided, however, that a Stock Appreciation Right, by its terms, shall be exercisable only when the Fair Market Value per share of Common Stock subject to the Stock Appreciation Right and related Option exceeds the exercise price per share thereof and no Stock Appreciation Rights may be granted in tandem with an Option unless the Administrator determines that the requirements of Section 8.02 are satisfied.
Section 8.05.    Term. No Stock Appreciation Right shall be exercisable after the expiration of ten (10) years from the date it was granted.
Section 8.06.    Reduction in the Underlying Option Shares. Upon any exercise of a Stock Appreciation Right, the number of shares of Common Stock for which any related Option shall be exercisable shall be reduced by the number of shares for which the Stock Appreciation Right shall have been exercised. The number of shares of Common Stock for which a Stock Appreciation Right shall be exercisable shall be reduced upon any exercise of any related Option by the number of shares of Common Stock for which such Option shall have been exercised.
Section 8.07.    Transferability of a Stock Appreciation Right. A Stock Appreciation Right (including a Free Standing Right or a Related Right) shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the holder thereof only by such holder. For the avoidance of doubt, a Stock Appreciation Right may not be transferred in a divorce. Notwithstanding the foregoing, the holder may, pursuant to Section 17.12, designate a beneficiary who, in the event of the death of the holder, shall thereafter be entitled to exercise the Stock Appreciation Right.
Section 8.08.    No Dividends or Dividend Equivalents. Stock Appreciation Rights granted hereunder shall not be eligible to receive or be credited with dividends or Dividend Equivalents.
ARTICLE 9
OTHER STOCK-BASED AWARDS
The Committee, in its sole discretion, may grant Awards of shares of Common Stock and Awards that are valued, in whole or in part, by reference to, or are otherwise based on the Fair Market Value of, shares of Common Stock (the “Other Stock-Based Awards”), including without limitation, phantom awards. Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more shares of Common Stock (or the equivalent cash value of such shares) upon the completion of a specified period of Continuous Service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, shares of Common Stock or a combination of cash and shares of Common Stock, and all other terms and conditions of such Awards. At the discretion of the Administrator, each Other Stock-Based Award (representing one (1) share of Common Stock) may be credited with cash and stock Dividend Equivalents paid by the Company in respect of one share of Common Stock. Dividend Equivalents credited to a Participant’s account and attributable to any particular Other Stock-Based Award (and earnings thereon, if applicable) shall be distributed, at the discretion of the Administrator, in cash or in shares of Common Stock having a Fair Market Value equal to the amount of such Dividend Equivalents and earnings, if applicable, to the Participant only upon settlement of such Other Stock-Based Award. Any right to receive Dividend Equivalents with respect to any Other Stock-Based Award shall vest only if and to the extent that the underlying Other Stock-Based Award vests.
ARTICLE 10
PERFORMANCE AWARDS
Section 10.01.    Performance Award. Any Award under the Plan may be subject to satisfaction of one or more Performance Goals as set forth in the applicable Award Agreement. The Administrator shall have full discretion to establish the terms and conditions for any Award subject to satisfaction of any Performance Goal (a “Performance Award”), including discretion to select the type of Award to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goal(s) that is (are) to apply to the Company, the length of the Performance Period, and the Performance Formula.
Section 10.02.    Award Agreement. The Award Agreement applicable to a Performance Award shall set forth (a) the Performance Goal(s) that will be used to determine the extent to which the Performance Award becomes earned, (a) the applicable Performance Period(s), (c) the applicable Performance Formula(s) and (a) the maximum (either as an absolute value or as a percentage) at which the Performance Award may be earned. With respect to each Performance Goal utilized for a Performance Award, the Administrator may assign percentages or other relative values to various levels of performance which shall be applied to determine the extent to which the Performance Award becomes earned.

Section 10.03.    Dividends/Dividend Equivalents. At the discretion of the Administrator, each Performance Award (representing one (1) share of Common Stock) may be credited with cash and stock dividends or Dividend Equivalents paid by the Company in respect of one share of Common Stock. Dividends or Dividend Equivalents credited to a Participant’s account and attributable to any particular Performance Award (and earnings thereon, if applicable) shall be distributed, at the discretion of the Administrator, in cash or in shares of Common Stock having a Fair Market Value equal to the amount of such dividend or Dividend Equivalents and earnings, if applicable, to the Participant only upon settlement of such Performance Award. Any right to receive dividends or Dividend Equivalents with respect to any Performance Award shall vest only if and to the extent that the underlying Performance Award vests.
Section 10.04.    Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Award for such Performance Period.
Section 10.05.    Determination or Performance. Following the completion of each Performance Period, the Administrator will have the sole discretion to determine whether the applicable Performance Goals have been met with respect to a given Participant and, if they have, will ascertain the extent to which the Performance Award has been earned and become vested. The amount of the Performance Award actually paid to a given Participant may be more (subject to the maximum set forth in the applicable Award Agreement) or less than the amount determined by the applicable Performance Formula(s), at the discretion of the Administrator. The amount of the Performance Award determined by the Administrator for a Performance Period will be paid to the Participant at such time as determined by the Administrator in its sole discretion after the end of such Performance Period.
ARTICLE 11
COVENANTS OF THE COMPANY
Section 11.01.    Availability of Shares. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.
Section 11.02.    Securities Law Compliance. Each Award Agreement shall provide (through incorporation of this provision by reference or otherwise) that no shares of Common Stock shall be purchased or sold thereunder unless and until (a) any then applicable requirements of state or federal laws and regulatory agencies shall have been fully complied with to the satisfaction of the Company and its counsel and (a) if required to do so by the Company, the Participant shall have executed and delivered to the Company a letter of investment intent in such form and containing such provisions as the Administrator may require. The Company shall use reasonable efforts to seek to obtain from each regulatory commission or agency having jurisdiction over this Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards;

provided, however, that this undertaking shall not require the Company to register under the Securities Act this Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under this Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Awards unless and until such authority is obtained.
ARTICLE 12
USE OF PROCEEDS FROM STOCK
Proceeds from the sale of Common Stock pursuant to Awards, or upon exercise thereof, shall constitute general funds of the Company.
ARTICLE 13
MISCELLANEOUS
Section 13.01.    Acceleration of Exercisability and Vesting. The Administrator shall have the power to accelerate the time at which an Award may first exercised or the time during which an Award or any part thereof will vest in accordance with this Plan, notwithstanding the provisions in the applicable Award Agreement stating the time at which it may first be exercised or the time during which it will vest.
Section 13.02.    Stockholder Rights. Except as provided in this Plan or an Award Agreement, no Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until such Participant has satisfied all requirements for exercise of the Award pursuant to its terms and no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions of other rights for which the record date is prior to the date such Common Stock certificate is issued.
Section 13.03.    No Employment or Other Service Rights. Nothing in this Plan or any instrument executed or Award granted pursuant thereto shall confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or shall affect the right of the Company or an Affiliate to terminate (a) the employment of an Employee with or without notice and with or without Cause; (a) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate; or (a) the service of a Director pursuant to the bylaws of the Company or governing documents of any Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
Section 13.04.    Transfer, Approved Leave of Absence. For purposes of this Plan, no termination of employment by an Employee shall be deemed to result from either (a) a transfer to the employment of the Company from an Affiliate or from the Company to an

Affiliate, or from one Affiliate to another or (a) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the Employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.
Section 13.05.    Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award (a) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award and (a) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares of Common Stock upon the exercise or acquisition of Common Stock under the Securities Act or (i) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under this Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including legends restricting the transfer of the Common Stock.
Section 13.06.    Withholding Obligations. To the extent provided by the terms of an Award Agreement and subject to the discretion of the Administrator, the Participant may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (a) tendering a cash payment; (a) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the exercise or acquisition of Common Stock under the Award, provided, however, that no shares of Common Stock are withheld to the extent such withholding would result in liability classification of such Award (or any portion thereof) under applicable accounting standards; or (c) delivering to the Company previously owned and unencumbered shares of Common Stock of the Company.
ARTICLE 14
ADJUSTMENTS UPON CHANGES IN STOCK
Awards granted under this Plan, any agreements evidencing such Awards, and the maximum number of shares of Common Stock subject to all Awards stated in Article 4 will be equitably adjusted or substituted, as to the number, price or kind of a share of Common Stock or other consideration subject to such Awards, and as to other terms of the Awards, including Performance Goals, as appropriate, to the extent necessary to preserve the economic intent of such Award in the event of changes in the outstanding Common Stock or in the capital structure of the Company by reason of stock or extraordinary cash dividends, stock splits, reverse stock splits, recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the Date of Grant of any such Award. Any adjustment in Incentive Stock Options under this Article 14 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Article 14 shall be made in a manner which does not adversely affect the exemption provided pursuant to Rule 16b-3 or otherwise result in a violation of Section 409A of the Code. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.
ARTICLE 15
EFFECT OF CHANGE IN CONTROL
Section 15.01.    In the event of a Change in Control, each Award of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Performance Awards granted hereunder shall be assumed by any successor entity and if a Participant’s Continuous Service is terminated by the Company or any successor entity thereto without Cause, or the Participant terminates his or her Continuous Service for Good Reason, in either case, on or within one (1) year after a Change in Control, (a) each Award granted to such Participant prior to such Change in Control will become fully vested (including the lapsing of all restrictions and conditions) and, as applicable, exercisable, and (a) any shares of Common Stock deliverable pursuant to restricted stock units will be delivered promptly (but no later than 15 days) following such Participant’s termination of Continuous Service.
Section 15.02.    Notwithstanding the foregoing, in the event of a Change in Control, if Awards hereunder are not assumed by any successor entity, a Participant’s Award will be treated, to the extent determined by the Administrator to be permitted under Section 409A of the Code, in accordance with one or more of the following methods as determined by the Administrator in its sole discretion: (a) settle such Awards for an amount of cash or securities equal to their value, where in the case of Options and Stock Appreciation Rights, the value of such awards, if any, will be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Administrator; (a) provide for the issuance of substitute awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted under the Plan, as determined by the Administrator in its sole discretion; (a) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Administrator) after closing, or (a) provide that for a period of at least 20 days prior to the Change in Control, any Options or Stock Appreciation Rights that would not otherwise become exercisable prior to the Change in Control will be exercisable as to all shares subject thereto (but any such exercise will be contingent upon and subject to the occurrence of the Change in Control and if the Change in Control does not take place within a specified period after giving such notice for any reason whatsoever, the exercise will be null and void) and that any Options or Stock Appreciation Rights not exercised prior to the consummation of the Change in Control will terminate and be of no further force and effect as of the consummation of the Change in Control. In the event that the consideration paid in the Change in Control includes contingent value rights, earnout or indemnity payments or similar payments, then the Administrator will determine if Awards settled under clause (a) above are (i) valued at closing taking into account such contingent consideration (with the value determined by the Administrator in its sole discretion) or (i) entitled to a share of such contingent consideration. For the avoidance of doubt, in the event of a Change in Control where all Options and Stock Appreciation Rights are settled for an amount (as determined in the sole discretion of the Administrator) of cash or securities, the Administrator may, in its sole discretion, terminate any Option or Stock Appreciation Right for which the exercise price is equal to or exceeds the per share value of the consideration to be paid in the Change in Control transaction without payment of consideration therefor. Similar actions to those specified in this Section 15.02 may be taken in the event of a merger or other corporate reorganization that does not constitute a Change in Control.
Section 15.03.    The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Affiliates, taken as a whole.
ARTICLE 16
AMENDMENT OF THIS PLAN AND AWARDS
Section 16.01.    Amendment/Termination of Plan. The Board at any time, and from time to time, may amend or terminate this Plan. However, except as provided in Article 14 relating to adjustments upon changes in Common Stock and Section 16.03, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy any applicable law or securities exchange listing requirements. At the time of such amendment, the Board shall determine, upon advice from counsel, whether such amendment will be contingent on stockholder approval.
Section 16.02.    Stockholder Approval. The Board may, in its sole discretion, submit any other amendment to this Plan for stockholder approval.
Section 16.03.    Contemplated Amendments. It is expressly contemplated that the Board may amend this Plan in any respect the Board deems necessary or advisable to provide eligible Participants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring this Plan and/or Awards granted under it into compliance therewith.
Section 16.04.    No Impairment of Rights. Rights under any Award granted before amendment of this Plan shall not be impaired by any amendment of this Plan unless (a) the Company requests the consent of the Participant and (a) the Participant consents in writing.

Section 16.05.    Amendment of Awards. Subject to the restrictions set forth in Section 17.10, the Administrator at any time, and from time to time, may amend the terms of any one or more Awards; provided, however, that the Administrator may not effect any amendment which would otherwise constitute an impairment of the rights under any Award unless (a) the Company requests the consent of the Participant and (a) the Participant consents in writing.
ARTICLE 17
GENERAL PROVISIONS
Section 17.01.    Other Compensation Arrangements. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases. This Plan is intended to constitute an “unfunded” plan for incentive compensation and nothing contained in this Plan shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company.
Section 17.02.    Delivery. Upon exercise of a right granted under this Plan, the Company shall issue Common Stock or pay any amounts due within a reasonable period of time thereafter. Subject to any statutory or regulatory obligations the Company may otherwise have, for purposes of this Plan, thirty (30) days shall be considered a reasonable period of time.
Section 17.03.    Other Provisions. The Award Agreements authorized under this Plan may contain such other provisions not inconsistent with this Plan, including restrictions upon the exercise of the Awards, restrictive covenant obligations (including confidentiality, non-competition and non-solicitation covenants), and any clawback, recoupment or other forfeiture provisions, as the Administrator may deem advisable.
Section 17.04.    Cancellation and Rescission of Awards for Detrimental Activity.
(a)    The Administrator may require in any Award Agreement that upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Company that the Participant has not engaged in any Detrimental Activity described in Section 2.17.
(b)    Unless the Award Agreement specifies otherwise, the Administrator may cancel, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid or deferred Awards at any time if the Participant engages in any Detrimental Activity described in Section 2.17.
(c)    In the event a Participant engages in Detrimental Activity described in Section 2.17 after any exercise, payment or delivery pursuant to an Award, during any period for which any restrictive covenant prohibiting such activity is applicable to the Participant, such exercise, payment or delivery may be rescinded within one (1) year after the Participant engages in such Detrimental Activity. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required by the Company. The Company shall be entitled to set-off against the amount of any such gain any amount owed to the Participant by the Company, subject to compliance with Section 409A of the Code, if applicable.
Section 17.05.    Clawbacks. Notwithstanding any other provisions in this Plan, any Award which is subject to recovery under any law, government regulation or stock exchange listing requirement will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement. In addition, all Awards are subject to any applicable clawback policy or provision that may be implemented by the Board from time to time or is set forth in any Award Agreement.
Section 17.06.    Company Policies. All Awards made under this Plan shall be subject to any applicable share trading, stock ownership or other policies that may be implemented by the Board from time to time.
Section 17.07.    Disqualifying Dispositions. Any Participant who shall make a “disposition” (as defined in Section 424 of the Code) of all or any portion of shares of Common Stock acquired upon exercise of an Incentive Stock Option within two (2) years from the Date of Grant of such Incentive Stock Option or within one (1) year after the issuance of the shares of Common Stock acquired upon exercise of such Incentive Stock Option shall be required to immediately advise the Company in writing as to the occurrence of the sale and the price realized upon the sale of such shares of Common Stock.
Section 17.08.    Section 16. It is the intent of the Company that this Plan satisfy, and be interpreted in a manner that satisfies, the applicable requirements of Rule 16b-3 so that Participants will be entitled to the benefit of Rule 16b-3, or any other rule promulgated under Section 16 of the Exchange Act, and will not be subject to short-swing liability under Section 16 of the Exchange Act. Accordingly, if the operation of any provision of this Plan would conflict with the intent expressed in this Section 17.08, such provision to the extent possible shall be interpreted and/or deemed amended so as to avoid such conflict.
Section 17.09.    Section 409A. This Plan is intended to comply with Section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith. Any payments described in this Plan that are due within the “short-term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless applicable laws require otherwise. If the Administrator (or its delegate) determines in its discretion that an Award is determined to be “nonqualified deferred compensation” subject to Section 409A of the Code, and that a Participant is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code and the regulations and other guidance issued thereunder, then the exercise or distribution of such Award upon a separation from service may not be made before the date which is six months after the date the Participant separates from service with the Company or any of its Affiliates. Notwithstanding any other provision contained herein, terms such as “termination of service,” “termination of employment” and “termination of engagement” shall mean a “separation from service” within the meaning of Section 409A of the Code, to the extent any exercise or distribution hereunder could be deemed “nonqualified deferred compensation” for purposes thereof.
Section 17.10.    No Repricing. Except in connection with a corporate transaction involving the Company (including any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards of Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights, without stockholder approval, if such approval is required.
Section 17.11.    Electronic Delivery. The Committee may, in its sole discretion, deliver any documents related to an Award by electronic means. To participate in this Plan, a Participant consents to receive all applicable documentation by electronic delivery and through an on-line (and/or voice activated) system established and maintained by the Committee or a third party vendor designated by the Committee.
Section 17.12.    Designation of Beneficiary. A Participant shall have the right to appoint any individual or legal entity, in writing, on a form prescribed by and filed with the Administrator, as his beneficiary to receive any Award (to the extent the Award allows for transfer upon death and the Award has not been previously terminated or forfeited) upon the Participant’s death. Such designation may be revoked by the Participant at any time and a new beneficiary may be appointed by the Participant by execution and submission to the Administrator of a revised beneficiary designation form. In order to be effective, a designation of beneficiary must be completed by the Participant and received by the Administrator, or its designee, prior to the date of the Participant’s death. In the absence of a designation, the Participant’s beneficiary shall be the legal representative of the Participant’s estate.
Section 17.13.    Incapacity of Holder or Beneficiary. If any person holding an Award or otherwise entitled to make an election or receive a distribution under this Plan is deemed by the Administrator to be incapable of making an election hereunder or of personally receiving and giving a valid receipt for a distribution hereunder, then, unless and until an election or claim therefore shall have been made by a duly appointed guardian or other legal representative of such person, the Administrator may provide for such election or distribution or any part thereof to be made by or to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such distribution shall be a distribution for the account of such person and a complete discharge of any liability of the Administrator, the Company and this Plan therefore.
Section 17.14.    Changes in Law. The Board may amend this Plan and any outstanding Awards granted thereunder in such respects as the Board shall, in its sole discretion, deem advisable in order to incorporate in this Plan or any such Awards any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or rules or regulations of the Internal Revenue Service or any other federal or state governmental agency enacted or promulgated after the adoption of this Plan.
Section 17.15.    Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
ARTICLE 18
EFFECTIVE DATE OF PLAN
This Plan shall become effective as of the Effective Date.
ARTICLE 19
TERMINATION OR SUSPENSION OF THIS PLAN
This Plan shall terminate automatically on the date one (1) day before the tenth (10th) anniversary of the Effective Date. No Award shall be granted pursuant to this Plan after such date, but Awards theretofore granted may extend beyond that date. The Board may suspend or terminate this Plan at any earlier date pursuant to Section 16.01 hereof. No Awards may be granted under this Plan while this Plan is suspended or after it is terminated.
ARTICLE 20
CHOICE OF LAW
The law of the State of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of law rules.
ARTICLE 21
FOREIGN EMPLOYEES
Without the amendment of this Plan, the Board may provide for the participation in this Plan by employees who are subject to the laws of foreign countries or jurisdictions, and such participation may be on such terms and conditions different from those specified in this Plan as may be administratively necessary or necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Board or its designee may make such modifications, amendments, procedures, subprograms and the like as may be necessary or advisable to comply with the provisions of laws of other countries or jurisdictions in which Affiliates operate or have employees.